Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 333-134265, Form F-3 No. 333-111615, Form S-8 No. 333-102860, Form S-8 No. 333-104062 and Form S-8 No. 333-134306) of Tsakos Energy Navigation Limited of our report dated April 12, 2007, with respect to the consolidated financial statements of Tsakos Energy Navigation Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2006.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

May 11, 2007